GPRE

Green Plains Renewable Energy, Inc.

May 8, 2008

Focusing on the Fundamentals of Ethanol

This presentation (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, with respect to each of Green Plains Renewable Energy Inc. ("Green Plains"), VBV LLC ("VBV") and the combined company following the proposed merger transactions between Green Plains, VBV and VBV's subsidiaries (the "Merger Transactions"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains' goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains' capitalization, and (iii) statements preceded by, followed by or that include the words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", "projects", "outlook" or similar expressions. These statements are based upon the current beliefs and expectations of Green Plains' and/or VBV's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Green Plains' control).

The following factors, among others, could cause Green Plains' financial performance to differ materially from that expressed in such forward-looking statements: (i) that the Merger Transactions may not ultimately close for any of a number of reasons, such as Green Plains not obtaining shareholder approval or the VBV subsidiaries not obtaining member approval; (ii) that Green Plains will forego business opportunities while the Merger Transactions are pending; (iii) that prior to the closing of the Merger Transactions, the businesses of Green Plains and VBV may suffer due to uncertainty; (iv) that, in the event the Merger Transactions are completed, the combination of Green Plains and VBV may not result in a stronger company; (v) that the costs related to the Merger Transactions will exceed the forecasted benefits; (vi) the risk that the businesses of Green Plains and/or VBV in connection with the Merger Transactions will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that expected revenue synergies and cost savings from the Merger Transactions may not be fully realized or realized within the expected time frame; (viii) the risk that revenues following the Merger Transactions may be lower than expected; (ix) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (x) the inability to obtain governmental approvals of the Merger Transactions on the proposed terms and schedule; (xi) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (xii) potential litigation; (xiii) technological changes; (xiv) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains' merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (xv) unanticipated regulatory or judicial proceedings or rulings; (xvi) the impact of changes in accounting principles; (xvii) the impact on Green Plains' and/or VBV's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xviii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xix) Green Plains' success at managing the risks involved in the foregoing.

GPRE
Green Plains Renewable Energy, Inc.

- Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation.

- The proposed Merger Transactions will be submitted to Green Plains' shareholders and VBV and VBV subsidiary members for their consideration. Green Plains will file a registration statement with the SEC, which will include a proxy statement/prospectus regarding the proposed Mergers. The VBV and VBV subsidiary members and Green Plains' shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger Transactions filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Green Plains and VBV, at the SEC's website (http://www.sec.gov) and at Green Plains' website, www.gpreinc.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Green Plains, attention, Mr. Scott Poor, (402) 884-8700. Neither this communication nor the prospectus/proxy statement, when available, will constitute an offer to issue Green Plains common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited—such an offer or issuance will only be made in accordance with the applicable law of such jurisdiction.

- Green Plains and VBV, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Green Plains and from the VBV and VBV subsidiary members in connection with the proposed Merger Transactions. Information about the directors and executive officers of Green Plains is set forth in the proxy statement for Green Plains' 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger Transactions may be obtained by reading the proxy statement/prospectus regarding the proposed Merger Transactions when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

GPRE
Green Plains Renewable Energy, Inc.

Green Plains' Merger with VBV and its Subsidiaries

VBV and its Operating Subsidiaries to Merge with Green Plains

- Green Plains will issue common stock and options totaling 11.139 million shares to equity holders of VBV and its operating subsidiaries
- VBV will bring two fully-funded 110 MMGY (expected operating) ethanol plants (Indiana Bio-Energy, LLC ("IBE") and Ethanol Grain Processors, LLC ("EGP")) to Green Plains' asset base.
  - Creates one of the largest publicly-traded, "pure play" ethanol companies with expected operating capacity of approximately 330 MMGY by the end of 2008
- Transaction includes concurrent $60 million primary equity investment by owners of VBV at $10 per share
- Deal is expected to be accretive to Green Plains' earnings per share in fiscal year 2009
- Consistent with Green Plains' stated goal to use strategic transactions to become a more significant participant in the U.S. ethanol industry

GPRE
Green Plains Renewable Energy, Inc.

Other Key Transaction Terms

- Senior Management
  - Wayne Hoovestol will remain CEO for a transition period of up to one year after closing
  - Todd Becker, VBV's CEO, will initially serve as President and COO and then become CEO
  - Jerry Peters will remain CFO
- Board of Directors
  - Combined company will be governed by a nine-member board of directors
  - Initially, Green Plains and NTR plc will each have the right to designate four individuals to the board / Wilon Holdings S.A. will have the right to name one director
- Shareholder Vote / Closing
  - Anticipated to close by late summer, subject to Green Plains, IBE and EGP equity holder approvals, and customary lender and regulatory consents

GPRE Green Plains Renewable Energy, Inc.

Transaction Rationale


Enhances Overall Competitive Position
Creates Broader Platform for Growth
GPRE
Green Plains Renewable Energy, Inc.
Increases Operational Scale and Critical Mass
Strengthens Balance Sheet
Increases Liquidity of GPRE Stock

GPRE Green Plains Renewable Energy, Inc.

Who is GPRE?

- Two 50 (nameplate) / 55 (expected operating) MMGY plants which are fully expandable
  - Shenandoah, Iowa: Constructed by Fagen with ICM technology (production started in August 2007)
  - Superior, Iowa: Under construction by Agra with Delta T technology (anticipated production date in late Spring)
- Recently completed acquisition of Green Plains Grain (formerly Great Lakes Cooperative)
  - Green Plains has grain storage capacity of approximately 19 million bushels and provides complementary agronomy, seed, feed, fertilizer and petroleum services at various sites in the Corn Belt
- Reported net income of $9.9 million and earnings per share of $1.37 for the Company's first quarter, ended February 29, 2008

GPRE
Green Plains Renewable Energy, Inc.

Who is VBV?

- Joint venture between NTR plc (international renewable energy and sustainable waste management company) and Wilon Holdings S.A. (Switzerland-based investment group)
- VBV owns majority of two 100 (nameplate) / 110 (expected operating) MMGY plants
  - Obion, TN (Ethanol Grain Processors, LLC ("EGP")): Under construction by Fagen with ICM technology (anticipated production date in Fall 2008)
  - Bluffton, IN (Indiana Bio-Energy, LLC ("IBE")): Under construction by Fagen with ICM technology (anticipated production date in Fall 2008)
- Other plant investors include local farmers, individual investors and corporate entities
- VBV is developing an ethanol marketing, blending and distribution business
- VBV has an aggressive mergers and acquisition strategy to integrate and consolidate the ethanol value chain

GPRE
Green Plains Renewable Energy, Inc.

Combined Company Org Chart



Green Plains Renewable Energy, Inc.
Green Plains Grain Company LLC
Essex Elevator, Inc.
GPRE Shenandoah LLC
Superior Ethanol LLC
Indiana Bio-Energy, LLC
Ethanol Grain Processors, LLC

Transaction Rationale

- **Enhances Overall Competitive Position** – combination will create one of the largest publicly-traded, "pure play" ethanol companies in the U.S. with expected operating capacity of 330 MMGY by the end of 2008
- **Increases Operational Scale and Critical Mass** – combination of four plants provides increased scale, broader asset base across geographies and greater earnings diversification
- **Increases Liquidity of Green Plains' Stock** – expands Green Plains' shareholder base and increases investor awareness of story
- **Strengthens Balance Sheet** – additional $60 million cash infusion by owners of VBV will provide the combined company with one of the strongest balance sheets in the industry
- **Creates Broader Platform for Growth** – additional capital to pursue acquisitions and development of downstream assets

GPRE
Green Plains Renewable Energy, Inc.

Additional Value Drivers

- Common philosophy of participating and integrating along more segments of the value chain
- Green Plains recently completed acquisition of Green Plains Grain (formerly Great Lakes Cooperative)
  - Added 14.7 million bushels of grain storage capacity
  - Enhanced ability to manage corn feed stock prices and supply
  - Agronomy, feed, seed, fertilizer and petroleum businesses
- Further development of ethanol marketing, blending, and distribution effort within Green Plains
  - Led by Steve Bleyl, who has significant experience in ethanol marketing
- Sophisticated risk management
  - Significant experience and understanding
  - Core competency
- Addition of new long-term, committed investors

Management Team

WAYNE B. HOOVESTOL — Chief Executive Officer & Director: Mr. Hoovestol was elected to the board of Green Plains in March 2006. After attending North Dakota State University in Fargo, ND, and later the University of Minnesota, Mr. Hoovestol began operating Hoovestol Inc. and Major Transport, two transportation companies, in 1978. Mr. Hoovestol became involved with ethanol in 1995 as an investor and has served on the boards of two other ethanol plants.

TODD A. BECKER — President and Chief Operating Officer: Mr. Becker joined VBV LLC in May 2007 as Chief Executive Officer. He came from Global Ethanol where he was Executive Vice President of Sales and Trading. Mr. Becker was instrumental in setting up the commercial operations of the company, including risk management and marketing for all commodities. Prior to that, he spent 10 years with ConAgra Foods in various management positions including Vice President of Atlantic Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management. In addition, he has extensive international trading experience in agricultural markets. Mr. Becker has a Masters of Science in Finance from the Kelley School of Business at Indiana University. He has taught MBA level classes at Creighton University in risk management and at the Carlson School of Business at the University of Minnesota in corporate finance.

JERRY L. PETERS — Chief Financial Officer: Mr. Peters joined Green Plains in June 2007. Prior to working with GPRE, he served as Chief Financial Officer for ONEOK Partners, L.P. (formerly Northern Border Partners L.P.), a publicly traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, Mr. Peters was employed by KPMG LLP as a certified public accountant. Mr. Peters holds a Bachelors degree in accounting from the University of Nebraska-Lincoln and an MBA in finance from Creighton University.

GPRE
Green Plains Renewable Energy, Inc.

Transaction Review

($ Millions)	GPRE	VBV Entities
Shares (Millions)	7.8	11.1
Equity Value	$78	$111
Primary Equity Investment	--	60
Pro Forma Equity Value	78	171
Pro Forma Debt	150	212
Enterprise Value	$228	$383
Expected Operating Gallons (MMGY)	110	220

GPRE
Green Plains Renewable Energy, Inc.

Note: Shares include options issued to owners of VBV entities. Equity values assume GPRE share price of $10. Pro Forma Debt as of 2/29/08 10-Q for GPRE (plus remaining plant completions costs of $20.7 million and new debt associated with the recent acquisition of Great Lakes Cooperative, including approximately $46 million to finance working capital). Debt pro forma for completion of plant construction for VBV.

Pro Forma Ownership


IBE Plant Investors
4.3%
EGP Plant Investors
9.4%
Existing GPRE Shareholders
31.6%
VBV (Shares from Primary Equity Investment)
24.3%
VBV (Shares from Merger)
30.4%

GPRE Green Plains Renewable Energy, Inc.

Note: Ownership percentages exclude options

Investment Recap

- Creates one of the largest publicly-traded "pure play" ethanol companies in the U.S.
- Accretive to Green Plains' earnings per share in fiscal year 2009
- Diversified producer with stronger balance sheet
- Increased operational scale and critical mass
- Will pursue opportunities to further integrate upstream and downstream
- Experienced management team focused on growing the business, minimizing earnings volatility and delivering industry leading value to shareholders

GPRE Green Plains Renewable Energy, Inc.

GPRE

Green Plains Renewable Energy, Inc.